EXHIBIT 5.1
                                                                     -----------

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]



                                 April 14, 1998



Nanogen, Inc.
10398 Pacific Center Court
San Diego, CA 92121

         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Nanogen, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 300,000 shares of the Company's Common Stock issuable pursuant to the Employee Stock Purchase Plan of the Company (the "ESPP"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the ESPP will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Pillsbury Madison & Sutro LLP